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                                                                   EXHIBIT 2.3
                                    BYLAWS

                                      OF

                    AMERICAN NATURAL FOODS MARKETING, INC.

                                   ARTICLE I

                                    Offices
                                    -------

     The principal office of the corporation in the State of Oregon shall be located at 9640 SW Sunshine Court, Suite G700, Beaverton, Oregon, 97005. The corporation may have such other offices, either within or without the State of Oregon, as the Board of Directors may designate or as the business of the corporation may from time to time require.

     The registered of office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.

                                  ARTICLE II

Shareholders
------------

     Section 1.  Annual Meeting.  The annual meeting of the shareholders shall
                 --------------
be held on First Monday in June at 9:30 AM, for the purpose of electing directors and for the transactions of such other business as may come before meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oregon, such meeting shall be held on the next succeeding business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

     Section 2.  Failure to hold Annual Meeting.  If the annual meeting is not
                 ------------------------------
held at the designated time, the President or the Board of Directors may call the annual meeting at a time fixed by them not more than sixty days after such designated time by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at the designated time or during the sixty-day period thereafter, the annual meeting may be called by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. In such event, notice shall be given not more than fifteen days after the expiration of such sixty-day period. Such notice shall fix the time of the meeting at the earliest date permissible under the applicable notice requirements.

     Section 3.  Special Meeting.  Special meetings of the shareholders, for any
                 ---------------
purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.


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     Section 4.  Place of Meeting.  The Board of Directors may designate any
                 ----------------
place, either within or without the State of Oregon, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote to a meeting may designate any place, either within or without the State of Oregon, as the place for holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the principal office of the corporation in the State of Oregon.

     Section 5.  Notice of Meeting.  Written notice stating the place, day
                 -----------------
and hour of the meeting and, in case of special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder's address as it appears on the stock transfer books of the corporation, with first class postage paid.

     Section 6.  Closing of Transfer Books or Fixing of Record Date.  For
                 --------------------------------------------------
the purpose of determining shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment of it, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be for more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

     Section 7.  Voting Lists.  The officer or agent having charge of the stock
                 ------------
transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment of it, arranged in alphabetical order, with the address of the shareholders and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall to kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the

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shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 8.  Quorum. Unless otherwise provided in the corporation's Article
                 ------
of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum is present or represented. At such adjourned meeting during which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at duly adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 9.  Proxies. At all meetings of shareholders, a shareholder may
                 -------
vote in person or by proxy executed in writing by the shareholders or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     Section 10. Voting of Shares. Unless otherwise provided in the
                 ----------------
corporation's Article of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     The vote of the holders of a majority of the shares present and entitled to vote at any duly organized meeting shall decide any question unless the vote of a greater number shall be required by law or the Articles of Incorporation.

     No cumulative voting for directors shall be permitted.

     Section 11. Voting of Shares by Certain Holders. Shares standing in the
                 -----------------------------------
name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian of conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee or custodian may be voting by such person, either in person or by proxy, but no trustee or custodian shall be entitled to vote shares held by such person without a transfer of such shares into such person's name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without their transfer into the receiver's name if authority to so vote is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and

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thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 12.  Informal Action by Shareholders.  Any action required to be
                  -------------------------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to taken, shall be signed by all shareholders entitled to vote with respect to the subject matter of the action.

                                  ARTICLE III

Board of Directors
------------------

     Section 1.  General Powers.  The business and affairs of the corporation
                 --------------
shall be managed by its Board of Directors.

     Section 2.  Number, Tenure and Qualifications.  The number of directors of
                 ---------------------------------
the corporation shall be minimum of 1 and maximum of 7 as determined from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been duly elected and qualified. Directors need not be residents of the State of Washington or shareholders of the corporation.

     Section 3.  Regular Meeting.  A regular meeting of the Board of Directors
                 ---------------
shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Oregon, for the holding of additional regular meeting without other notice than such resolution.

     Section 4.  Special Meeting.  Special meetings of the Board of Directors
                 ---------------
may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State or Oregon, as the place for holding any special meeting of the Board of Directors called by him, her or them.

     Section 5.  Telephone Conference Meeting.  Any regular or special meeting
                 ----------------------------
of the board may be by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

     Section 6.  Notice of Meeting.  Notice of any special meeting shall be
                 -----------------
given at least 5 days prior to such meeting written notice delivered personally or mailed to each director at the director's business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first class postage paid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waiver notice of

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meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       Section 7.  Quorum.  A majority of the number of directors fixed by
                   ------
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority is present at a meeting, the director or directors present may adjourn the meeting from time to time without further notice. The directors present at a duly adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

       Section 8.  Manner of Acting.  The act of the majority of the directors
                   ----------------
presents at a meeting at which a quorum is present shall be the act of the Board of Directors except as provided in Section 7 of this Article III and in Article XI and Article XII.

       Section 9.  Removal.  All or any number of the directors may be removed,
                   -------
with or without cause, by a vote of the majority of the shares then entitled to vote at an election of directors, or at a special meeting of the shareholders called for that purpose.

       Section 10.  Vacancies.  Any vacancy occurring in the Board of Directors
                    ---------
may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the expired term of the director's predecessor in office. Any directorship to be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose unless otherwise provided in the Articles of Incorporation.

       Section 11.  Compensation.  By resolution of the Board of Directors, each
                    ------------
director may be paid the director's expense, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

       Section 12.  Presumption of Assent.  A director of the corporation who is
                    ---------------------
present at a meeting of the Board of Directors at which action on any corporation matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file his or her written dissent to the action with the person acting as the Secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action.

       Section 13.  Action Without a Meeting.  Any action that may be taken at a
                    ------------------------
meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors.


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                                  ARTICLE IV

Officers
--------

     Section 1.  Number.  The officers of the corporation shall be a President,
                 ------
a President and/or General Manager, one or more Vice Presidents (the number to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more officers may be held by the same person.

     Section 2.  Election and Term of Office.  The officers of the corporation
                 ---------------------------
to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until the officer's death or until he or she shall resign or shall have been removed in the manner provided in this
Article IV.

     Section 3.  Removal.  Any officer or agent may be removed by the Board of
                 -------
Directors whenever, in its judgment, the best interests of the corporation would be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not itself create contract rights.

     Section 4.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.  President.  The President shall be the principal executive
                 ---------
officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary, Assistant Secretary or any other proper officer of the corporation so authorized by the Board of Directors, certificates for share of the corporation. The President may also sign deeds, mortgages, bonds, contracts, and/or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution of any of the same shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6.  Vice President.  In the absence of the President, or in the
                 --------------
event of the President's death, inability or refusal to act, the Vice President (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the

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President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the, the President and/or General Manager or the Board of Directors.

       Section 7.  Secretary.  The Secretary shall: (a) keep the minutes of the
                   ---------
proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the mailing address of each shareholder which shall be furnished to the Secretary by such shareholder which shall be furnished to Secretary by such shareholder; (e) sign, with the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

       Section 8.  Treasurer.  The Treasurer shall: (a) have charge and custody
                   ---------
of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

       Section 9.  Assistant Secretaries and Assistant Treasurers.  The
                   ----------------------------------------------
Assistant Secretaries, when authorized by the Board of Directors or the Bylaws, may sign, with the President or a Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

       Section 10.  Salaries.  The salaries of the officers shall fixed from
                    --------
time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

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                              SECRETARY OF STATE


                      [GREAT SEAL OF THE STATE OF NEVADA]


                           CERTIFICATE OF EXISTENCE
                         WITH STATUS IN GOOD STANDING


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, AMERICAN NATURAL FOODS MARKETING, INC. as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since December 28, 1997 and is in good standing in this state.




                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on March 7, 1997.


                               /s/ Dean Heller
[GREAT SEAL OF
THE STATE OF NEVADA]           Secretary of State


                           By  /s/ [ILLEGIBLE]
                               Certification Clerk

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                              SECRETARY OF STATE

                      [GREAT SEAL OF THE STATE OF NEVADA]


                               CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AMERICAN NATURAL FOODS MARKETING, INC. did on February 20, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on March 3, 1997.



                           /s/ Dean Heller

                           Secretary of State
   [GREAT SEAL OF
THE STATE OF NEVADA]

                           By  /s/ [ILLEGIBLE]

                               Certification Clerk